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                                                                EXHIBIT 99(k)(i)

                                                                         Revised

                     TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT made as of January 1, 1999, by and between Pacholder Fund, Inc., a Maryland Corporation (the Fund"), and Star Bank, N.A., a national banking association (the "Bank").

          WHEREAS, the Fund desires to appoint the Bank as its registrar, transfer agent, dividend disbursing agent, and agent in connection with certain other activities; and

          WHEREAS, the Bank is engaged in the business of providing services for issuers of securities and desires to accept such appointment;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


I.  Terms of Appointment Duties of the Bank.
    ---------------------------------------

     1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as, the registrar, transfer agent, dividend disbursing agent and agent in connection with the dividend reinvestment plan for the authorized and issued shares of common stock, par value $.01 per share ("Shares"), of the Fund.

     1.02 The Bank agrees that it will perform the services listed in the attached service responsibility schedule in accordance with such procedures as may be established from time to time by written agreement between the Fund and the Bank. In addition to and neither in lieu nor in contravention of the services referred to in the preceding sentence, the Bank shall perform all the customary services of a registrar, transfer agent, dividend disbursing agent and dividend reinvestment plan agent, including but not limited to maintaining all Shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases of Shares and other confirmable transactions in Shareholder accounts, and providing Shareholder account information.

2.  Fees and Expenses.
    -----------------

     2.01 For the services to be performed by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank the fees provided in the attached fee schedule.

     2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse the Bank promptly for reasonable out-of-pocket expenses or advances incurred by the Bank in connection with its performance under this Agreement for the items set out in the fee schedule attached hereto. In addition, any other special out-of-pocket expenses incurred by the Bank at the request or with the consent of the Fund will be promptly reimbursed by the Fund. Postage for mailing of dividends, proxies, shareholder reports and other mailings to all Shareholder
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accounts shall be advanced to the Bank at least three business days prior to the mailing date of such materials.

3.  Representations and Warranties.
    ------------------------------

     3.01 The Bank represents and warrants to the Fund that:

          (i) It is a national banking corporation duly organized and existing and in good standing under the laws of the United States.

          (ii) It is duly qualified to carry on its business in the State of Ohio.

          (iii) It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement.

          (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          (v) It has and will continue to have during the term of this Agreement access to the necessary facilities, equipment and personnel to perform its duties and obligations hereunder.

     3.02 The Fund represents and warrants to the Bank that:

          (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

          (ii) It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement.

          (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

          (iv) It is a closed-end management investment company registered under the Investment Company Act of 1940.

          (v) Appropriate federal and state securities law filings have been made and will continue to be made with respect to all Shares being offered for sale.

4.  Indemnification.
    ---------------

     4.01 The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

          (i) All actions of the Bank or its agents required to be taken by the Bank pursuant to this Agreement, provided that the Bank has acted in good faith and without negligence.
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          (ii)      The reliance by the Bank on, or use by the Bank of,
                    information, records and documents or services which have been prepared or maintained by or on behalf of the Fund or any of the Fund's other service providers, or have been furnished to the Bank by or on behalf of the Fund or any of the Fund's other service providers.

          (iii) The reliance by the Bank on, or the carrying out by the Bank of, any instructions or requests of the Fund.

          (iv) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in such state, unless such violation results from any failure by the Bank to comply with the written instructions of the Fund that no offers or sales of Shares be made in general or to the residents of a particular state.

          (v) The Fund's refusal or failure to comply with the terms of this Agreement, or the Fund's bad faith, negligence or willful misconduct, or the breach of any representation or warranty of the Fund hereunder.

     4.02 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the Bank's refusal or failure to comply with the terms of this Agreement, or the Bank's bad faith, negligence or willful misconduct, or the breach of any representation or warranty of the Bank hereunder.

     4.03 At any time the Bank may apply to an authorized officer of the Fund for instructions, and may consult with the Fund's legal counsel, at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank shall not be liable and shall be indemnified by the Fund for any action taken or omitted in good faith by it in reliance upon such instructions or upon the opinion of such counsel. The Bank shall be protected and indemnified in acting upon any paper or document reasonably believed by the Bank to be genuine and to have been signed by the proper person or persons, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank shall also be protected and indemnified in recognizing stock certificates which the Bank reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     4.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage, or other causes reasonably beyond its control, such party shall not be liable for damages to the other
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for any damages resulting from such failure to perform or otherwise from such causes.

     4.05 In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     4.06  In order that the indemnification provisions contained in this
Article 4 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

5.  Covenants of the Fund and the Bank.
    ----------------------------------

     5.01    The Fund shall promptly furnish to the Bank the following:

             (i) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

             (ii) A certified copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

     5.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     5.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable; provided, however, that all accounts, books and other records of the Fund prepared or maintained by the Bank hereunder shall be maintained and kept current in compliance with
Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, as the same may be amended from time to time. To the extent required by such section and rules, the Bank agrees that all Fund records prepared or maintained by the Bank hereunder are the property of the Fund and shall be preserved and made available in accordance with such section and rules, and shall be surrendered promptly to the Fund on its request.

     5.04 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     5.05 In case of any requests or demands for the inspection of the Shareholder records
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of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

6.      Effective Period; Termination.
        -----------------------------

     6.01 This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

     6.02 This Agreement may be terminated by either party upon sixty days written notice to the other. Any unpaid fees or reimbursable expenses payable to the Bank shall be due on any such termination date. The Bank agrees to use its best efforts to cooperate with the Fund and the successor transfer agent in accomplishing an orderly transition.

     6.03 The indemnification provisions of Section 4 of this Agreement will survive any termination for a period of 6 months following such termination date.

7.  Miscellaneous.
    -------------

     7.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, that no consent shall be required for any merger of the Fund with, or sale of all or substantially all the assets of the Fund to, another investment company.

     7.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     7.03 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the choice of law provisions thereof and, to the extent applicable, the federal law of the United States. To the extent applicable Ohio law or any of the provisions of this Agreement conflict with applicable provisions of the Investment Company Act of 1940 or other applicable federal laws and regulations, the latter shall control.

     7.04 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written, and may not be modified except by a written instrument executed by both parties.

     7.05 If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     7.06 The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     7.07 This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which
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together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATTEST:               PACHOLDER FUND, INC.


                      By: __________________________________

                      Name: _______________________________
                      Title: ________________________________


ATTEST:               STAR BANK, N.A.

                      By: __________________________________

                      Name: _______________________________
                      Title: ________________________________
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                        SERVICE RESPONSIBILITY SCHEDULE
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A.   Transfer Agent Services
     -----------------------

     i. Maintaining Shareholder account records, including name, address, taxpayer identification number, Shares held and certificate numbers.

     ii. Processing of all transfers of certificates including the review of those transfer items requiring supporting documents commonly referred to as "legal transfers".

     iii. Furnishing a list of Shareholders as of each dividend record date if requested by the Fund.

     iv. Furnishing a journal sheet reflecting the daily transfer activity if requested by the Fund.

     v. Maintaining a record of all certificates against which a stop transfer notice has been placed.

B.   Registrar Services
     ------------------

     i.    Maintaining a record of the number of authorized and outstanding
           Shares.

     ii. Registering upon original issue or transfer all certificates for securities.

C.   Dividend Disbursing Agent Services
     ----------------------------------

     i. Preparing dividend checks for each Shareholder of record as of the record date established for such dividend or dividend credit for those Shareholders who participate in the dividend reinvestment plan.

     ii.   Mailing dividend checks by first-class regular mail.

     iii. Maintaining a checking account against which checks will be paid with funds to be supplied by the Fund.

     iv. Preparing applicable Internal Revenue Service forms, mailing copies of such forms to the Shareholders annually and furnishing a computer tape summary of such forms to the U.S. Treasury Department.

     v.    Mailing quarterly financial reports of the Fund.

     vi. Obtaining U.S. Treasury forms or other certificates with respect to Taxpayer Identification Numbers as may be required under U.S. Treasury regulations.

     vii.  Withholding of federal income tax on such dividends and
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           processing the payment of that tax over to the U.S. Treasury as may from time to time be required by the U.S. Treasury regulations.

     viii. Filing tax information returns on Shares held and dividends paid with the various states as requested by the Fund.

D.    Dividend Reinvestment Services
      ------------------------------

      i.   Collecting the dividends from the Shareholders.



      ii.  Purchasing of Shares at market price on a monthly basis.



      iii. Crediting full and fractional Shares to the participant accounts.



      iv. Updating and balancing participant records as transactions occur.



      v.   Generating monthly reports for the Fund.



      vi.  Generating monthly statements for the participants.



      vii. Issuing, as applicable, all Internal Revenue Service forms.


E.  Proxy Agent Services
    --------------------

      Mailing broker-search cards prior to the voting record date of annual and special meetings of shareholders, preparing one set of proxies for the general annual or any special meeting of shareholders for each Shareholder of record on the record date established for such meeting. If requested by the Fund mailing those proxies along with the proxy statement and annual report; tabulating those proxies voted and furnishing the Fund with interim reports and a summary of such vote; and providing the Fund with a Shareholder list as of record date of the proxy, in alphabetical sequence for the annual meeting of shareholders.
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                                  FEE SCHEDULE
                                  ------------

Annual Service Fee                   $8,300.00


Conversion Fee                        WAIVED


The Annual Service Fee is inclusive of the provision by the Bank to the Fund of the Transfer Agent, Registrar, Dividend Disbursing Agent, Dividend Reinvestment and Proxy Agent Services Special projects such as stock dividends, stock splits, non-routine (other than 1099 DIV) tax reporting, merger activity, etc. are not considered routine transactions and will be billed on an appraisal basis.

Out-of-pocket expenses include but are not limited to: postage, insurance, stationary and telephone line charges.